POWER OF ATTORNEY

The undersigned constitutes and appoints ELIZABETH C. CUSHMAN, JESSICA H. PAIK, and AARON N. RICE, and each of them individually, as the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for the undersigned and in the undersigned’s name, place and stead, and in the undersigned’s capacity as a director of Abbott Laboratories, an Illinois corporation (the “Company”), (i) to prepare, sign, and file with the Securities and Exchange Commission (“SEC”) any and all forms and documents required under federal securities laws, including Rule 144 of the Securities Act of 1933, as amended, and Section 16(a) of the Securities Exchange Act of 1934, as amended, a Form ID and any other documents necessary to obtain codes, passphrases and passwords necessary to make electronic filings with the SEC, and any other documents in connection therewith, and (ii) to enroll the undersigned and serve as an account administrator for the undersigned’s account in the SEC’s enhanced Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR Next”) and take any action that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned pursuant to the authority granted to such attorney-in-fact as an account administrator for the undersigned’s account in EDGAR Next, in each case, granting unto said attorney-in-fact and agent full power and authority to do and perform each act and thing requisite, necessary or desirable to be done under said Rule 144 and Section 16(a) and pursuant to such attorney-in-fact’s and agent’s authority as an account administrator for the undersigned’s account in EDGAR Next, as fully for all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

A copy of this power of attorney shall be filed with the SEC.  The authorization set forth above shall continue in full force and effect until the undersigned is no longer required to make filings under Rule 144 and Section 16(a) with respect to the Company or if earlier, until the undersigned revokes such authorization by written instructions to the attorney-in-fact.

Date:  June 13, 2025

/s/ Michelle A. Kumbier

Signature of Reporting Person

Michelle A. Kumbier

Abbott Laboratories

100 Abbott Park Road

Abbott Park, IL 60064